Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Seminis, Inc. (the “Company”) on Form 10-Q for the period ending June 27, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gaspar Alvarez Martinez, Vice President Worldwide Corporate Comptroller and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350 (a) and (b), as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13 (a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gaspar Alvarez Martinez

Gaspar Alvarez Martinez
VP WW Corporate Comptroller &
Chief Accounting Officer
August 11, 2003